                      HARTFORD LIFE INSURANCE COMPANY AND
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                       VARIABLE UNIVERSAL LIFE INSURANCE
                        ILLUSTRATION SAMPLE CALCULATION

HLA HARTFORD QUANTUM II

ILLUSTRATED INSURED
Male, Age 55, Standard Non-Nicotine
Initial Face Amount: 520,000
Benefit Account Premium: $8,114.50 paid annually on the policy anniversary Investment Account Premium: $10,000 paid in the first year on the policy date Hypothetical Gross Annual Investment Return: 12.00%
Current Cost of Insurance Rates

ACCOUNT VALUE
Account Value = Benefit Account Value + Investment Account Value
Benefit Account Value = (Beginning Benefit Account Value + Net Premium - Monthly Deduction) * (Credited Interest Rate)
Investment Account Value = (Beginning Investment Account Value + Net Premium - Monthly Deduction) * (Net Investment Factor)

DERIVATION OF NET RATE OF RETURN FROM GROSS RATE OF RETURN
Investment Account Net Rate of Return = 11.11% = 12.00% - 0.89%
Declared Current Benefit Account Crediting Rate = 4.25%

Assumed Asset Charges = 0.89%
Asset Charges reflected in the illustrations assume that the Account Value is allocated equally among all investment options and is an arithmetic average of investment advisory fees and other expenses charges by each of the available funds during the most recent calendar year. The assumed asset charges used do not reflect any expense reimbursement or fee waiver arrangements that may be in effect, as shown in the policy prospectus summary.

DERIVATION OF NET PREMIUM FROM GROSS PREMIUM
Net Premium = Gross Premium - Sales Load - Premium Tax Charge
For Policy Year 5:

Benefit Account Sales Load = 2.25% of paid premium
Premium Tax Charge = 1.75% of paid premium
Sales Load = 2.25% * $8,114.50 = $182.58
Premium Tax Charge = 1.75% * $8,114.50 = $142.00

Benefit Account Net Premium = $8,114.50 - $182.58 - $142.00 = $7,789.92
Investment Account Net Premium = 0

HOW THE PERIODIC DEDUCTION FOR COST OF INSURANCE AND OTHER MONTHLY DEDUCTIONS ARE MADE

For Policy /Year 5, Month 1:

Benefit Account Monthly Deduction Amount = Administrative Charge + Monthly Per $1,000 Charge + Cost of Insurance Charge

Administrative Charge = $7.50

Monthly per $1,000 Charge = Monthly per $1,000 Charge rate * Initial Face Amount / 1,000
Monthly per $1,000 Charge = 0 * 520,000 / 1,000 = 0

Cost of Insurance Charge = Net Amount at Risk * Monthly COI rate per Thousand / 1,000
Net Amount at Risk = Death Benefit - Account Value
Net Amount at Risk = 520,000 - 25,643.70 = 494,356.30
Cost of Insurance Charge = 494,356.30 * 0.356 / 1,000 = 175.99

Mortality and Expense Risk Charge = Mortality and Expense Risk Charge Rate * Investment Account Value
Mortality and Expense Risk Charge = (.0135/12) * $14,186.69 = $15.96

The Account Values used to determine the Mortality and Expense Risk Charge and Net Amount at Risk is after applying any premium

Benefit Account Monthly Deduction Amount = $7.50 + 175.99 = 183.49

Investment Account Monthly Deduction Amount = $15.96

Benefit Account Value after Monthly Deduction = Beginning Benefit Account Value + Net Premium - Monthly Deduction = 17,853.78 + 7,789.92 - 183.49 = 25,460.21

Investment Account Value after Monthly Deduction = Beginning Investment Account Value + Net Premium - Monthly Deduction = 14186.69 + 0 - 15.96 = 14,170.73

HOW NET INVESTMENT EARNINGS ARE DETERMINED

We determine the Net Investment Factor for any Valuation Period using the following equation:
(a / b)
where a is:

       1. the net asset value per share of the fund held in the Investment Option as of the end of the Valuation Period plus

       2. the per share amount of any dividend or capital gain distributions paid by the fund in the Valuation Period then ended and

b is the net asset value per share of the corresponding fund at the beginning of the Valuation Period.

The Accumulation Unit Value may increase or decrease. The number of Accumulation Units credited to your Policy will not changes as a result of the Investment Option's investment experience. The Separate Account will redeem Fund shares at their net asset value, to the extent necessary to make payments under the Policy.

In the illustrations, a hypothetical monthly net investment factor is determined that is equivalent to 11.11% net annual effective rate of return.

Hypothetical Monthly Net Investment Factor = (1+ .1111) TO THE POWER OF (1/12) = 1.00881786

This hypothetical monthly net investment factor is applied to the Investment Account Value after the Monthly Deduction Amount to determine the end of month Investment Account Value.

Hypothetical Monthly Interest Crediting Factor = (1+ .0425) TO THE POWER OF (1/12) = 1.003474495

This hypothetical monthly interest crediting factor is applied to the Benefit Account Value after the Monthly Deduction Amount to determine the end of month Benefit Account Value.

For Policy Year 5, Month 1

End of Month Benefit Account Value = 25,460.21 * 1.003474495 = 25,548.67
Monthly Benefit Account Interest Earnings = End of Month Account Value - Account Value after Monthly Deduction

Monthly Benefit Account Interest Earnings = 25,548.67 - 25,460.21 = 88.46

End of Month Investment Account Value = 14,170.73 * 1.00881786 = 14,295.68

Monthly Investment Account Earnings = End of Month Investment Account Value - Investment Account Value after Monthly Deduction
Monthly Investment Account Earnings = 14,295.68 - 14,170.73 = 124.95

End of Month Account Value = End of Month Benefit Account Value + End of Month Investment Account Value
End of Month Account Value = 25,548.67 + 14,295.68 = 39,844.35

DETERMINATION OF END OF YEAR ACCOUNT VALUE

Each month, the monthly deduction amount is deducted from the Account Value and the monthly investment earnings are added to the account value. The end of month twelve Account Value is the end of the year Account Value. Please see below:

BENEFIT ACCOUNT

POLICY  POLICY  BENEFIT ACCOUNT                   PREMIUM TAX       ADMINISTRATIVE
 YEAR   MONTH    GROSS PREMIUM   SALES LOAD         CHARGE              CHARGE
---------------------------------------------------------------------------------------
     4     12
     5      1         8,114.50     (182.58)           (142.00)              (7.50)
     5      2             0.00        0.00               0.00               (7.50)
     5      3             0.00        0.00               0.00               (7.50)
     5      4             0.00        0.00               0.00               (7.50)
     5      5             0.00        0.00               0.00               (7.50)
     5      6             0.00        0.00               0.00               (7.50)
     5      7             0.00        0.00               0.00               (7.50)
     5      8             0.00        0.00               0.00               (7.50)
     5      9             0.00        0.00               0.00               (7.50)
     5     10             0.00        0.00               0.00               (7.50)
     5     11             0.00        0.00               0.00               (7.50)
     5     12             0.00        0.00               0.00               (7.50)

                                                         END OF MONTH
POLICY                                      INVESTMENT  BENEFIT ACCOUNT
 YEAR   PER $1,000 CHARGE  COI CHARGE        EARNINGS        VALUE
------  ---------------------------------------------------------------
     4                                                       17,853.78
     5             0.00       (175.99)          88.46        25,548.67
     5             0.00       (176.02)          88.13        25,453.28
     5             0.00       (176.06)          87.80        25,357.52
     5             0.00       (176.09)          87.47        25,261.40
     5             0.00       (176.13)          87.13        25,164.90
     5             0.00       (176.16)          86.80        25,068.04
     5             0.00       (176.20)          86.46        24,970.80
     5             0.00       (176.23)          86.12        24,873.19
     5             0.00       (176.27)          85.78        24,775.20
     5             0.00       (176.30)          85.44        24,676.84
     5             0.00       (176.34)          85.10        24,578.10
     5             0.00       (176.37)          84.76        24,478.99

INVESTMENT ACCOUNT

                   INVESTMENT                  MORTALITY AND
POLICY    POLICY  ACCOUNT GROSS  PREMIUM TAX   EXPENSE RISK
YEAR      MONTH      PREMIUM        CHARGE        CHARGE
-----------------------------------------------------------------
       4      12
       5       1           0.00          0.00        (15.96)
       5       2           0.00          0.00        (16.08)
       5       3           0.00          0.00        (16.21)
       5       4           0.00          0.00        (16.33)
       5       5           0.00          0.00        (16.46)
       5       6           0.00          0.00        (16.58)
       5       7           0.00          0.00        (16.71)
       5       8           0.00          0.00        (16.84)
       5       9           0.00          0.00        (16.97)
       5      10           0.00          0.00        (17.10)
       5      11           0.00          0.00        (17.23)
       5      12           0.00          0.00        (17.36)

                      END OF MONTH
POLICY    INVESTMENT   INVESTMENT    TOTAL ACCOUNT
YEAR       EARNINGS   ACCOUNT VALUE      VALUE
--------  ----------------------------------------
       4                  14,186.69      32,040.47
       5      124.96      14,295.69      39,844.36
       5      125.92      14,405.53      39,858.81
       5      126.88      14,516.20      39,873.72
       5      127.86      14,627.73      39,889.13
       5      128.84      14,740.11      39,905.01
       5      129.83      14,853.36      39,921.40
       5      130.83      14,967.48      39,938.28
       5      131.83      15,082.47      39,955.66
       5      132.85      15,198.35      39,973.55
       5      133.87      15,315.12      39,991.96
       5      134.89      15,432.78      40,010.88
       5      135.93      15,551.35      40,030.34

HOW CHARGES ARE DEDUCTED FROM THE INVESTMENT OPTIONS AND THE FIXED ACCOUNT
We deduct certain charges from each Premium Payment you make before we allocate that Premium Payment (Net Premium Payment) amount the Investment Options and the Fixed Account. The policy owner chooses the allocation of the net premium amount the Investment Options and the fixed Account.

The monthly deduction amount is deducted pro rata from each of the Investment Option's attributable to the Policy and the Fixed Account.
Fund charges are not direct charges under the Policy. When you allocate money to the Investment Options, the Separate Account purchases shares of the corresponding Funds at net asset value. The net asset value reflects investment advisory fees and other expenses already deducted from the funds.

HOW THE CALCULATIONS VARY FOR OTHER POLICY YEARS
The Sales Load: The charge may vary by policy year and by the amount of the Premium. See the prospectus for these charges

Premium Tax Charge: The charge varies as the State changes the charge and by the amount of the Premium.

Administrative Charge: The charge may vary by policy year. See the prospectus for these charges

Mortality and Expense Risk Charge: The charge varies by policy year and by the level of policy Account Value in the Separate Account. See the prospectus for these charges.

COI Charge: The COI rates vary by issue age and policy year. The net amount at risk may, based on death benefit option, vary as the account value varies and by the level of premiums paid.

All of the charges above are current charges. They may be changed in the future but may not exceed the guaranteed maximum.

HL HARTFORD QUANTUM II

ILLUSTRATED INSURED

Male, Age 58, Standard Non-Nicotine
Initial Face Amount: 725,000
Benefit Account Premium: $13,359.23 paid annually on the policy anniversary Investment Account Premium: $10,000 paid in the first year on the policy date Hypothetical Gross Annual Investment Return: 12.00%
Current Cost of Insurance Rates

ACCOUNT VALUE

Account Value = Benefit Account Value + Investment Account Value
Benefit Account Value = (Beginning Benefit Account Value + Net Premium - Monthly Deduction) * (Credited Interest Rate)
Investment Account Value = (Beginning Investment Account Value + Net Premium - Monthly Deduction) * (Net Investment Factor)

DERIVATION OF NET RATE OF RETURN FROM GROSS RATE OF RETURN

Investment Account Net Rate of Return = 11.11% = 12.00% - 0.89%
Declared Current Benefit Account Crediting Rate = 4.25%
Assumed Asset Charges = 0.89%
Asset Charges reflected in the illustrations assume that the Account Value is allocated equally among all investment options and is an arithmetic average of investment advisory fees and other expenses charges by each of the available funds during the most recent calendar year. The assumed asset charges used do not reflect any expense reimbursement or fee waiver arrangements that may be in effect, as shown in the policy prospectus summary.

DERIVATION OF NET PREMIUM FROM GROSS PREMIUM

Net Premium = Gross Premium - Sales Load - Premium Tax Charge
For Policy Year 5:

Benefit Account Sales Load = 2.25% of paid premium
Premium Tax Charge = 1.75% of paid premium
Sales Load = 2.25% * $13,359.23 = $300.58
Premium Tax Charge = 1.75% * $13,359.23 = $233.79
Benefit Account Net Premium = $13,359.23 - $300.58 - $233.79 = $12,824.86
Investment Account Net Premium = 0

HOW THE PERIODIC DEDUCTION FOR COST OF INSURANCE AND OTHER MONTHLY DEDUCTIONS ARE MADE

For Policy /Year 5, Month 1:

Benefit Account Monthly Deduction Amount = Administrative Charge + Monthly Per $1,000 Charge + Cost of Insurance Charge

Administrative Charge = $7.50

Monthly per $1,000 Charge = Monthly per $1,000 Charge rate * Initial Face Amount / 1,000
Monthly per $1,000 Charge = 0 * 725,000 / 1,000 = 0

Cost of Insurance Charge = Net Amount at Risk * Monthly COI rate per Thousand / 1,000
Net Amount at Risk = Death Benefit - Account Value
Net Amount at Risk = 725,000 - 41,726.16 = 683,273.84
Cost of Insurance Charge = 683,273.84 * 0.466702 / 1,000 = 318.89

Mortality and Expense Risk Charge = Mortality and Expense Risk Charge Rate * Investment Account Value
Mortality and Expense Risk Charge = (.0135/12) * $14,187.02 = $15.96

The Account Values used to determine the Mortality and Expense Risk Charge and Net Amount at Risk is after applying any premium

Benefit Account Monthly Deduction Amount = $7.50 + 318.89 = 326.39

Investment Account Monthly Deduction Amount = $15.96

Benefit Account Value after Monthly Deduction = Beginning Benefit Account Value + Net Premium - Monthly Deduction = 28,901.30 + 12,824.86 - 326.39 = $41,399.77

Investment Account Value after Monthly Deduction = Beginning Investment Account Value + Net Premium - Monthly Deduction = 14187.02 + 0 - 15.96 = 14,171.06

HOW NET INVESTMENT EARNINGS ARE DETERMINED

We determine the Net Investment Factor for any Valuation Period using the following equation:
(a / b)
where a is:

       1. the net asset value per share of the fund held in the Investment Option as of the end of the Valuation Period plus

       2. the per share amount of any dividend or capital gain distributions paid by the fund in the Valuation Period then ended and

b is the net asset value per share of the corresponding fund at the beginning of the Valuation Period.

The Accumulation Unit Value may increase or decrease. The number of Accumulation Units credited to your Policy will not changes as a result of the Investment Option's investment experience. The Separate Account will redeem Fund shares at their net asset value, to the extent necessary to make payments under the Policy.

In the illustrations, a hypothetical monthly net investment factor is determined that is equivalent to 11.11% net annual effective rate of return.

Hypothetical Monthly Net Investment Factor = (1+ .1111) TO THE POWER OF (1/12) = 1.00881786

This hypothetical monthly net investment factor is applied to the Investment Account Value after the Monthly Deduction Amount to determine the end of month Investment Account Value.

Hypothetical Monthly Interest Crediting Factor = (1+ .0425) TO THE POWER OF (1/12) = 1.003474495

This hypothetical monthly interest crediting factor is applied to the Benefit Account Value after the Monthly Deduction Amount to determine the end of month Benefit Account Value.

For Policy Year 5, Month 1
End of Month Benefit Account Value = 41399.77 * 1.003474495 = 41,543.61
Monthly Benefit Account Interest Earnings = End of Month Account Value - Account Value after Monthly Deduction

Monthly Benefit Account Interest Earnings = 41543.61 - 41399.77 = 143.84

End of Month Investment Account Value = 14,171.06 * 1.00881786 = 14,296.02

Monthly Investment Account Earnings = End of Month Investment Account Value - Investment Account Value after Monthly Deduction
Monthly Investment Account Earnings = 14,296.02 - 14,171.06 = 124.96

End of Month Account Value =End of Month Benefit Account Value + End of Month Investment Account Value
End of Month Account Value =41,543.61 + 14,296.02 = 55,839.63

DETERMINATION OF END OF YEAR ACCOUNT VALUE

Each month, the monthly deduction amount is deducted from the Account Value and the monthly investment earnings are added to the account value. The end of month twelve Account Value is the end of the year Account Value. Please see below:

BENEFIT ACCOUNT

                    BENEFIT
POLICY   POLICY  ACCOUNT GROSS                   PREMIUM TAX       ADMINISTRATIVE
YEAR     MONTH      PREMIUM     SALES LOAD         CHARGE              CHARGE
--------------------------------------------------------------------------------------
      4     12
      5      1      13,359.23     (300.58)           (233.79)              (7.50)
      5      2           0.00        0.00               0.00               (7.50)
      5      3           0.00        0.00               0.00               (7.50)
      5      4           0.00        0.00               0.00               (7.50)
      5      5           0.00        0.00               0.00               (7.50)
      5      6           0.00        0.00               0.00               (7.50)
      5      7           0.00        0.00               0.00               (7.50)
      5      8           0.00        0.00               0.00               (7.50)
      5      9           0.00        0.00               0.00               (7.50)
      5     10           0.00        0.00               0.00               (7.50)
      5     11           0.00        0.00               0.00               (7.50)
      5     12           0.00        0.00               0.00               (7.50)

                                                          END OF MONTH
POLICY                                       INVESTMENT  BENEFIT ACCOUNT
YEAR     PER $1,000 CHARGE  COI CHARGE        EARNINGS        VALUE
-------  ---------------------------------------------------------------
      4                                                       28,901.30
      5             0.00       (318.89)         143.84        41,543.61
      5             0.00       (318.97)         143.21        41,360.35
      5             0.00       (319.06)         142.57        41,176.36
      5             0.00       (319.14)         141.93        40,991.65
      5             0.00       (319.23)         141.29        40,806.21
      5             0.00       (319.31)         140.65        40,620.05
      5             0.00       (319.40)         140.00        40,433.15
      5             0.00       (319.49)         139.35        40,245.51
      5             0.00       (319.58)         138.70        40,057.13
      5             0.00       (319.66)         138.04        39,868.01
      5             0.00       (319.75)         137.38        39,678.14
      5             0.00       (319.84)         136.72        39,487.52

INVESTMENT ACCOUNT

                          INVESTMENT                     MORTALITY AND
POLICY         POLICY    ACCOUNT GROSS    PREMIUM TAX     EXPENSE RISK
YEAR            MONTH       PREMIUM          CHARGE          CHARGE
----------------------------------------------------------------------------
            4       12
            5        1             0.00            0.00          (15.96)
            5        2             0.00            0.00          (16.08)
            5        3             0.00            0.00          (16.21)
            5        4             0.00            0.00          (16.33)
            5        5             0.00            0.00          (16.46)
            5        6             0.00            0.00          (16.58)
            5        7             0.00            0.00          (16.71)
            5        8             0.00            0.00          (16.84)
            5        9             0.00            0.00          (16.97)
            5       10             0.00            0.00          (17.10)
            5       11             0.00            0.00          (17.23)
            5       12             0.00            0.00          (17.36)

                             END OF MONTH
                              INVESTMENT
POLICY         INVESTMENT      ACCOUNT      TOTAL ACCOUNT
YEAR            EARNINGS        VALUE           VALUE
-------------  -------------------------------------------
            4                    14,187.02       43,088.32
            5       124.96       14,296.02       55,839.63
            5       125.92       14,405.86       55,766.21
            5       126.89       14,516.54       55,692.90
            5       127.86       14,628.07       55,619.72
            5       128.84       14,740.45       55,546.66
            5       129.83       14,853.70       55,473.75
            5       130.83       14,967.82       55,400.97
            5       131.84       15,082.82       55,328.33
            5       132.85       15,198.70       55,255.83
            5       133.87       15,315.47       55,183.48
            5       134.90       15,433.14       55,111.28
            5       135.93       15,551.71       55,039.23

HOW CHARGES ARE DEDUCTED FROM THE INVESTMENT OPTIONS AND THE FIXED ACCOUNT

We deduct certain charges from each Premium Payment you make before we allocate that Premium Payment (Net Premium Payment) amount the Investment Options and the Fixed Account. The policy owner chooses the allocation of the net premium amount the Investment Options and the fixed Account.

The monthly deduction amount is deducted pro rata from each of the Investment Option's attributable to the Policy and the Fixed Account.

Fund charges are not direct charges under the Policy. When you allocate money to the Investment Options, the Separate Account purchases shares of the corresponding Funds at net asset value. The net asset value reflects investment advisory fees and other expenses already deducted from the funds.

HOW THE CALCULATIONS VARY FOR OTHER POLICY YEARS

The Sales Load: The charge may vary by policy year and by the amount of the Premium. See the prospectus for these charges

Premium Tax Charge: The charge varies as the State changes the charge and by the amount of the Premium.

Administrative Charge: The charge may vary by policy year. See the prospectus for these charges

Mortality and Expense Risk Charge: The charge varies by policy year and by the level of policy Account Value in the Separate Account. See the prospectus for these charges.

COI Charge: The COI rates vary by issue age and policy year. The net amount at risk may, based on death benefit option, vary as the account value varies and by the level of premiums paid.

All of the charges above are current charges. They may be changed in the future but may not exceed the guaranteed maximum.